                             MID-STATE TRUST VIII           Record Date: 7/13/00
                          7.791% ASSET-BACKED BONDS         Prior Date:  6/15/00
                            PAYMENT DATE STATEMENT    Distribution Date: 7/17/00

==================================================================================================================================
                                       ORIGINAL           BEGINNING                                                    ENDING
                       CERTIFICATE    CERTIFICATE        CERTIFICATE                                      TOTAL      CERTIFICATE
  CLASS       CUSIP        RATE         BALANCE             BALANCE        INTEREST      PRINCIPAL    DISTRIBUTION     BALANCE
----------------------------------------------------------------------------------------------------------------------------------
    A       595497AA6     7.791%     386,500,000.00     377,552,868.02   2,451,262.00   2,550,218.98  5,001,480.98  375,002,649.04
 Factors                                                 976.85088750     6.34220439     6.59823799    12.94044237   970.25264952
   per
Thousand
----------------------------------------------------------------------------------------------------------------------------------
  TOTALS                             386,500,000.00     377,552,868.02   2,451,262.00   2,550,218.98  5,001,480.98  375,002,649.04
----------------------------------------------------------------------------------------------------------------------------------






















==================================================================================================================================

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
401 South Tryon Street, 12th Floor                          Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039

                             MID-STATE TRUST VIII           Record Date: 7/13/00
                          7.791% ASSET-BACKED BONDS         Prior Date:  6/15/00
                            PAYMENT DATE STATEMENT    Distribution Date: 7/17/00

==================================================================================================================================


                        SCHEDULE OF REMITTANCE                                           COLLATERAL INFORMATION
                        ----------------------                                           -----------------------
Collections as of the end of the Related Due Period   5,005,499.66   Aggregate Beginning Economic Balance of Loans  410,912,171.20
Investment Earnings                                      20,138.76   Aggregate Ending Economic Balance of Loans     408,471,121.01
                                                                     Overcollateralization Amount                    33,468,471.97
AVAILABLE FUNDS                                       5,025,638.42   Cumulative Actual Net Economic Losses              207,826.35
                                                      ============   Minimum Target Overcollateralization            41,496,022.11
                                                                     Optimal Principal Amount                         2,550,218.98
                                                                     Issuer Release                                           0.00
FEES
----
Servicer Fee                                           205,456.00
Trustee Fee                                              4,908.79
Standby Servicer Fee                                     1,179.85
AMBAC Fee                                               18,068.80
Owner Trustee Fee                                            0.00
CT Corporation                                               0.00    Economic balance as of the end of the related Due Period
Carlton Fields                                               0.00    of Accounts as to which there is a material breach of any
                         TOTAL:                         24,157.44    representation or warranty or as to which there is a material
                                                                     defect in the related Account Documents:                  N/A








==================================================================================================================================

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
401 South Tryon Street, 12th Floor                          Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039

                             MID-STATE TRUST VIII           Record Date: 7/13/00
                          7.791% ASSET-BACKED BONDS         Prior Date:  6/15/00
                            PAYMENT DATE STATEMENT    Distribution Date: 7/17/00

==================================================================================================================================

                                                         ------------------------------------------------------------
                                                               DELINQUENT INFOR.            # LOANS        AMOUNT
                                                         ------------------------------------------------------------
                                                         Delinquent 0-30 Days                 8848     897,304,167.32
        ------------------------------------------       Delinquent 31-60 Days                 308      35,336,277.79
         Outstanding Balance       $408,471,121.01       Delinquent 61-90 Days                  62       6,795,796.02
        ------------------------------------------       Delinquent 91+ Days                   176      16,787,172.09
             # Accounts                      9,394       Loans in Foreclosure, Bankruptcy *    123       4,893,806.43
        ------------------------------------------       REO Property                            5         158,482.87
                                                         ------------------------------------------------------------

                                                         * figures included in above Delinquency numbers


















==================================================================================================================================

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
401 South Tryon Street, 12th Floor                          Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039